Exhibit 99.1

ANNOUNCEMENT: MCEWEN MINING Q4 & FULL-YEAR 2014

CONFERENCE CALL TUESDAY MARCH 10, 4 PM EST

TORONTO, ONTARIO - (March 9, 2015) - McEwen Mining’s (NYSE: MUX) (TSX: MUX) Chief Owner, Rob McEwen, along with members of senior management, will be hosting a conference call Tuesday March 10, 2015 at 4 PM EST to provide the Q4 and full-year 2014 Company update.

WEBCAST:

http://www.gowebcasting.com/lobby/6329

TELEPHONE:

Participant dial-in number(s): 647-788-4922 / 877-291-4570

Conference ID: 81336714

REPLAY:
Dial-in number(s): 416-621-4642 / 800-585-8367
Conference ID: 81336714

About McEwen Mining (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for inclusion in the S&P 500 by creating a profitable gold producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest); the El Gallo complex in Sinaloa, Mexico; the Gold Bar project in Nevada, US; the Los Azules project in San Juan, Argentina. McEwen Mining has 305.2 million shares fully diluted at March 9, 2015. Rob McEwen, Chairman, and Chief Owner, owns 25% of the shares of the Company.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Sheena Scotland	Mailing Address
Director, Investor Relations	150 King Street West
Tel: (647) 258-0395 ext 410	Suite 2800, P.O Box 24
Toll Free: (866) 441-0690	Toronto, Ontario, Canada
Fax: (647) 258-0408	M5H 1J9
E-mail: info@mcewenmining.com
Facebook: facebook.com/mcewenrob
Twitter: twitter.com/mcewenmining

McEwen Mining Inc. – March 9, 2015